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                        ASCENT ENTERTAINMENT GROUP, INC.

               DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN





                          Effective as of June 27, 1997







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                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
        SECTION 1 - PURPOSE AND EFFECTIVE DATE

 1.1    Purpose                                                                3
 1.2    Effective Date                                                         3

        SECTION 2 - DEFINITIONS AND CONSTRUCTION

 2.1    Definitions                                                            3
 2.2    Construction                                                           7

        SECTION 3 - ELIGIBILITY AND PARTICIPATION

 3.1    Eligibility                                                            7
 3.2    Participation; Deferral Elections                                      7
 3.3    Initial Eligibility During the Plan Year                               7
 3.4    Modification of Deferral Election                                      8

        SECTION 4 - DEFERRED COMPENSATION ACCOUNTS

 4.1    Maintenance of Accounts                                                8
 4.2    Interest                                                               8

        SECTION 5 - PAYMENT OF BENEFITS

 5.1    Payment Upon Termination of Service                                    8
 5.2    Payments Upon Death                                                    9
 5.3    Hardship Distributions                                                10
 5.4    Form of Payment                                                       10
 5.5    Commencement of Payments                                              11
 5.6    Change in Control                                                     11
 5.7    Early Distributions                                                   11

        SECTION 6 - ADMINISTRATION

 6.1    Committee; Duties                                                     12
 6.2    Appointment of Agents                                                 12

        SECTION 7 - AMENDMENT OR TERMINATION OF PLAN

 7.1    Right to Amend or Terminate                                           12
 7.2    Effect of Amendment or Termination                                    12

        SECTION 8 - MISCELLANEOUS PROVISIONS

 8.1    No Implied Rights                                                     13
 8.2    Insurance Policies                                                    13
 8.3    No Assignment or Alienation                                           13
 8.4    Expenses                                                              13
 8.5    Applicable Laws                                                       13
 8.6    Establishment of Trust                                                13
 8.7    Distribution in the Event of Taxation                                 14



                     SECTION 1 - PURPOSE AND EFFECTIVE DATE

                                      -iii-

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     1.1  PURPOSE.  The purpose of this Plan is to provide Directors and key executives of the Company with supplemental retirement income and death benefits in order to assist the Company in attracting and retaining Directors and executives of outstanding ability.

     1.2 EFFECTIVE DATE. The Plan shall become effective on June 27, 1997, subject to the approval of the Board within one year thereafter.


                    SECTION 2 - DEFINITIONS AND CONSTRUCTION


     2.1 DEFINITIONS. For purposes of the Plan, unless a different meaning is plainly required by the context, the following definitions are applicable:

     (a) "Beneficiary" means the person designated by a Participant, in accordance with Section 5.4(a), to receive benefits payable under the Plan upon the death of the Participant.

     (b) "Board" means the Board of Directors of Ascent Entertainment Group, Inc. or any successor to Ascent.

     (c) "Change in Control" means, with respect to Ascent, the occurrence of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
     Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii); or

         (ii)  Individuals who, as of the date hereof, constitute the Board
     (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the

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     individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or though one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (d)  "Committee" means the Compensation Committee of the Board.

     (e)  "Compensation" means:

          (i) In the case of an Employee, the following amounts payable or awarded to the Employee by the Company with respect to a Plan Year: (1) base salary, (2) Incentive Compensation, (3) dividend equivalents from Restricted Stock Units and Phantom Stock Units, if any, and (4) cash proceeds from vested Restricted Stock Units, Phantom Stock Units or Stock Appreciation Rights, if any, or

         (ii) In the case of a Director, the fees and retainer payable to the Director by the Company with respect to a Plan Year, before reduction for any amounts deferred pursuant to this Plan or any other plan of the Company, and not including any expense reimbursements or any form of non-cash compensation and benefits.

     (f) "Company" means Ascent Entertainment Group, Inc. (referred to herein as "Ascent") or any successor thereto, and any wholly-owned subsidiary of Ascent.

     (g) "Deferral Election" means an election made by the Participant, in accordance with Section 3.2 or 3.3, to defer an amount of Compensation payable or awarded to the Participant with respect to a Plan Year.

     (h) "Deferred Compensation Account" means the account maintained for a Participant by the Company, in accordance with Section 4.1, with respect to the Compensation for which the Participant has made a Deferral Election.

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     (i)  "Determination Date" means for purposes of Section 4.2, the last
Friday of each biweekly payroll period of the Company.

     (j)  "Director" means any member of the Board who is not an Employee.

     (k) "Disability" means total disability as defined in the Company's Long-Term Disability Plan, if any.

     (l)  "Employee" means any person who is employed by the Company.

     (m) "Hardship" means the immediate and heavy financial need of a Participant as determined by the Committee in accordance with uniform standards established by the Committee.

     (n) "Inactive Participant" means a Participant who is no longer an Employee or Director but who has an interest in the Plan which has not yet been fully distributed.

     (o) "Incentive Compensation" means the additional compensation awarded a Participant with respect to a Plan Year under the Company's annual incentive or bonus plan and such other incentive plans or arrangements of the Company as designated by the Committee from time to time as such plans or arrangements may be amended from time to time.

     (p) "Participant" means (i) an Employee or Director participating in the Plan in accordance with Section 3, and (ii) an Inactive Participant.

     (q) "Phantom Stock Units" means phantom stock units, if any, awarded to a Participant.

     (r) "Plan" means this Ascent Entertainment Group Inc. Directors and Executives Deferred Compensation Plan, as amended from time to time.

     (s) "Plan Year" means period beginning as soon as practicable after the effective date of the Plan and ending December 31, 1997, and each calendar year thereafter.

     (t) "Restricted Stock Units" means restricted stock units, if any, awarded to a Participant under the Company's 1995 Key Employee Stock Plan or any successor plan.

     (u) "Retirement Plan" means the Company's qualified defined benefit pension plan, if any, as amended from time to time, or any successor thereto.

     (v) "Stock Appreciation Rights" means stock appreciation rights, if any, awarded to a Participant.

     (w) "Transferred Amounts" means, in the case of any Employee who participated in the COMSAT Corporation Directors and Executives Deferred Compensation Plan (the "COMSAT Plan") and who participates in this Plan, the balance in such employee's Deferred Compensation Account in the COMSAT Plan as of June 27, 1997, which, by agreement between COMSAT Corporation and the Company, has been transferred to this Plan pursuant to Section 4.1.

     2.2 CONSTRUCTION. Wherever applicable, the masculine pronoun shall mean or include the feminine pronoun, and the words used in the singular shall include the plural, and vice versa.

                    SECTION 3 - ELIGIBILITY AND PARTICIPATION

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     3.1  ELIGIBILITY.  Eligibility to participate in the Plan is limited to (a)
Directors, (b) Employees who have Transferred Amounts, and (c) Employees who are designated as eligible by the Board.

     3.2 PARTICIPATION; DEFERRAL ELECTIONS. An eligible Employee or Director may elect to participate in the Plan with respect to any Plan Year by filing a Deferral Election, in the form and manner prescribed by the Committee, by December __ of the immediately preceding Plan Year, except that a Deferral Election with respect to the first Plan Year shall be filed at such time before the commencement of such Plan Year as the Committee shall determine. The Participant may elect in the Deferral Election to defer Compensation with respect to the Plan Year as follows:

     (a) If the Participant is an Employee, he may elect to defer, subject to a minimum deferral of $1,000, (i) base salary payable during the Plan Year in increments of 5 percent up to a maximum of 25 percent, (ii) Incentive Compensation awarded with respect to the Plan Year in increments of 25 percent up to a maximum of 100 percent, (iii) dividend equivalents from Restricted Stock Units and Stock Appreciation Rights payable during the Plan Year, if any, in increments of 25 percent up to a maximum of 100 percent, and (iv) cash proceeds from vested Restricted Stock Units and Stock Appreciation Rights payable during the Plan Year, if any, in increments of 25 percent up to a maximum of 100 percent.

     (b) If the Participant is a Director, he may elect to defer any amount or percentage of fees and retainer payable with respect to the Plan Year, subject to a minimum deferral of $1,000.

     3.3 INITIAL ELIGIBILITY DURING THE PLAN YEAR. If an Employee or Director first becomes eligible to participate in the Plan during a Plan Year, he may elect to participate with respect to such Plan Year by filing a Deferral Election for such Plan Year not later than 30 days after notification to him by the Committee of his eligibility to participate in the Plan. The Participant may elect in such Deferral Election to defer Compensation with respect to the Plan Year which is payable or awarded following the filing of the Deferral Election, in accordance with the limitations of Section 3.2(a) and (b) as if such period were an entire Plan Year.

     3.4 MODIFICATION OF DEFERRAL ELECTION. A Deferral Election made pursuant to Section 3.2 or 3.3 shall be irrevocable, except that the Committee in its discretion may at any time reduce, or waive the remainder of, the amount to be deferred under the Deferral Election upon determining that the Participant has suffered a Hardship.

                   SECTION 4 - DEFERRED COMPENSATION ACCOUNTS

     4.1  MAINTENANCE OF ACCOUNTS.  The Company shall maintain a
Deferred Compensation Account for each Participant who files a Deferral Election or who has a Transferred Amount. The Compensation deferred pursuant to a Deferral Election shall be credited to the Participant's Deferral Compensation Account as it otherwise would become payable to the Participant. Any Transferred Amount shall be credited to the Participant's Deferred Compensation Account on the effective date of the Plan.

     4.2 INTEREST. Each Participant's Deferred Compensation Account shall be credited with interest at the interest rate equal to (a) Moody's plus 6 percent as of each Determination Date for such account based

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upon the balance of such account as of the immediately preceding Determination
Date for Transferred Amounts and (b) a rate set by the Committee on or before December 1, 1997 for amounts in a Participant's Deferred Compensation Account other than Transferred Amounts. For this purpose, "Moody's" means the effective annual yield on Moody's Seasoned Corporate Bond Yield Index as determined during the first week of the Plan Year from Moody's Bond Record published by Moody's Investors Service, Inc., or any successor thereto. If Moody's annual yield is no longer published, the rate of interest for such Participants' Deferred Compensation Accounts shall be based on a substantially similar annual yield selected by the Committee.

                         SECTION 5 - PAYMENT OF BENEFITS

     5.1  PAYMENT UPON TERMINATION OF SERVICE.

     (a) A Participant whose service with the Company terminates for any of the following reasons shall be entitled to receive an amount equal to the balance of his Deferred Compensation Account, payable as provided in Sections 5.4 and 5.5:

          (i) retirement under the Company's retirement plan or policies, as such are in effect and may be amended from time to time;

         (ii)  Disability;

        (iii)  the convenience of the Company as determined by the Committee;
or

         (iv) if the Participant is a Director, termination of service for any reason other than death.

     (b) A Participant whose service with the Company terminates for any reason other than death or the reasons specified in paragraphs (a) or (c) shall be entitled to receive an amount, payable as provided in Sections 5.4 and 5.5, equal to the balance of his Deferred Compensation Account, calculated by recomputing all interest credited to his Deferred Compensation Account at a rate equal to Moody's plus 2 percent.

     (c) A Participant, other than a Director, whose service with the Company is terminated for cause shall be entitled to receive an amount, payable as provided in Sections 5.4 and 5.5, equal to the balance of his Deferred Compensation Account, calculated by recomputing all interest credited to his Deferred Compensation Account at a rate equal to Moody's. For this purpose, a Participant's service with the Company shall be considered to be terminated for cause only if: (i) the Participant is convicted of a felony, without regard to his right to appeal, which involves the Company's real, tangible or intellectual property, any of its personnel or any person with whom the Company has a business relationship, or (ii) at least two-thirds of the members of the Board affirmatively vote, in their sole discretion, to terminate the Participant's employment with the Company for cause pursuant to the terms of the Employee's employment agreement, if any, or the Company's policies and proceudres.

     5.2  PAYMENTS UPON DEATH.

     (a) Each Participant may designate a Beneficiary or Beneficiaries to receive payment of the amounts provided in paragraph (b) in the event of his death. Each Beneficiary designation: (i) shall be made on a form filed in the

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manner prescribed by the Committee, (ii) shall be effective when, and only if made and filed in such manner during the Participant's lifetime, and (iii) upon such filing, shall automatically revoke all previous Beneficiary designations.

     (b) Upon the death of a Participant, the Participant's Beneficiary shall be entitled to receive an amount equal to the balance of the Participant's Deferred Compensation Account payable as provided in Sections 5.4 and 5.5.

     (c) If the payments to be made pursuant to paragraph (b) are not subject to a valid Beneficiary designation at the time of the Participant's death (because the designated Beneficiary predeceased the Participant or for any other reason), the estate of the Participant shall be the Beneficiary. If a Beneficiary designated by the Participant to receive all or any part of the Participant's Deferred Compensation Account dies after the Participant but before complete distribution of that portion of that Deferred Compensation Account, and at the time of the Beneficiary's death there is no valid designation of a contingent Beneficiary, the estate of such Beneficiary shall be the Beneficiary of the portion in question.

     (d) Any payments made to a Participant's Beneficiary pursuant to life insurance policies on the life of the Participant which are purchased in connection with this Plan shall be offset against, and shall to that extent reduce the payments otherwise required to be made to such Beneficiary pursuant to Section 5.2(b).

     5.3 HARDSHIP DISTRIBUTIONS. The Committee may, in its sole discretion, make distributions to a Participant from his Deferred Compensation Account prior to his termination of service with the Company if the Committee determines that the Participant has suffered a Hardship. The amount of any such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs created by the Hardship.

     5.4  FORM OF PAYMENT.

     (a) Except as provided in paragraph (c), the amount which a Participant or Beneficiary becomes entitled to receive pursuant to Section 5.1 or 5.2 shall be paid either:

          (i)  as a lump sum, or

         (ii) in regular annual installments over a period of time not to exceed 15 years. The amount of each annual installment shall be determined by dividing the balance of the Deferred Compensation Account as of the most recent Determination Date, as defined in Section 2.1(i), by the number of remaining installments. The remaining balance of the Deferred Compensation Account shall continue to be credited with interest in accordance with Section 4.2.

     (b) Except as provided below in this paragraph (b), the Participant shall elect, at the time and in the manner prescribed by the Committee, the form specified in paragraph (a) in which payment shall be made. If the Participant fails to elect the form of payment, payment shall be made in accordance with paragraph (a)(ii) over a period of 15 years, provided that in the case of such a Participant's death, the Participant's Beneficiary may elect the form of payment. In the case of a Participant who becomes entitled to receive payment pursuant to Section 5.1(a)(iii), the Committee shall determine the form specified in paragraph (a) in which payment shall be made.

     (c) Notwithstanding any other provision of this Plan, the amount which a Participant becomes entitled to receive pursuant to paragraph (b) or (c) of
Section 5.1 shall be paid in a lump sum.

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     5.5  COMMENCEMENT OF PAYMENTS.

     (a) Payment which a Participant or Beneficiary becomes entitled to receive in the event of the Participant's death, Disability or termination of service pursuant to paragraph (b) or (c) of Section 5.1 shall commence or be made, as the case may be, as soon as practicable after the occurrence of such event.

     (b) Payment which a Participant becomes entitled to receive upon termination of service pursuant to Section 5.1(a)(iii) shall commence or be made, as determined by the Committee, on the first day of any month between the date the Participant's service terminates and his 66th birthday.

     (c) Payment which a Participant becomes entitled to receive upon termination of service for any other reason shall commence or be made, as elected by the Participant at the time and in the manner prescribed by the Committee, on the first day of any month between the date his service terminates and (i) in the case of an Employee, his 66th birthday, or (ii) in the case of a Director, his 73rd birthday.

     5.6 CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, each Participant in the Plan shall be entitled to receive an immediate lump sum payment in an amount equal to the balance of his Deferred Compensation Account upon the occurrence of a Change in Control.

     5.7  EARLY DISTRIBUTIONS.

     A Participant or Beneficiary may elect to withdraw amounts from his or her Deferred Compensation Account as of any Determination Date whether during or after the employment of the Participant (an "Early Distribution"), subject to the following restrictions:

     (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee at least ten (10) days before the applicable Determination Date. The Early Distribution shall be made in a single cash lump sum as soon as practicable after such Determination Date.

     (b) The amount of the Early Distribution shall in all cases equal ninety percent (90%) of the balance in the Deferred Compensation Account as of such Determination Date. The remaining balance of such Deferred Compensation Account shall be permanently forfeited and the Company and the Committee shall have no obligation to the Participant or Beneficiary with respect to such forfeited amount.

     (c) If a Participant receives an Early Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and for the following Plan Year. A Participant and his Beneficiary will be limited to a maximum of two (2) Early Distributions.






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                           SECTION 6 - ADMINISTRATION

     6.1 COMMITTEE; DUTIES. The Plan shall be administered by the Committee, which shall have the responsibility and authority to, among other things, (a) interpret and construe the terms of the Plan and (b) adopt such regulations, rules, procedures and forms consistent with the Plan as it considers necessary or desirable for the administration of the Plan. In all cases the determination of the Committee shall be final, conclusive and binding on all persons.

     6.2 APPOINTMENT OF AGENTS. The Committee shall appoint the Controller to be the Committee's agent and shall delegate to him its duties with respect to the day-to-day administration of the Plan. The Committee may from time to time appoint other agents and delegate to them such administrative duties as it sees fit. Notwithstanding the above, the Committee may not delegate to any agent its duties under the Plan provided in Sections 2.1(o), 3.4, 4.2, 5.1(a)(iii) and 5.3.

                  SECTION 7 - AMENDMENT OR TERMINATION OF PLAN

     7.1 RIGHT TO AMEND OR TERMINATE. The Board reserves in its sole discretion the right, at any time and from time to time, to amend or terminate the Plan.

     7.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan pursuant to Section 7.1 shall deprive any Participant or Beneficiary of any part of his benefits under the Plan accrued as of the time of such amendment or termination. If the Plan is terminated, each Participant shall be paid the full amount of his Deferred Compensation Account in a lump sum within 90 days of the date of termination.

                      SECTION 8 - MISCELLANEOUS PROVISIONS

     8.1 NO IMPLIED RIGHTS. Nothing in his Plan shall be deemed to: (a) give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to dismiss any Employee at any time, or
(b) give to any Participant or Beneficiary (i) any right to any payments except as specifically provided for in the Plan or (ii) any interest in any insurance policies acquired by the Company in accordance with Section 8.2.

     8.2 INSURANCE POLICIES. The Company in its discretion may, but shall not be required to, provide for its obligations under this Plan through the purchase of one or more life insurance policies on the life a Participant. Each Participant agrees, as a condition to receiving any benefits under this Plan, to cooperate in securing life insurance on his life by furnishing such information as the Company or any insurer may require, by submitting to such physical examinations as may be necessary, and by taking such other actions as may be required by the Company or any insurer to obtain and maintain such insurance coverage.

     8.3 NO ASSIGNMENT OR ALIENATION. To the extent permitted by law, no benefit provided under the Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other process. Any attempt to perform any such action shall be void.

     8.4 EXPENSES. The Company shall pay all expenses incident to the operation and administration of the Plan.

     8.5 APPLICABLE LAWS. Except as otherwise required by federal law, the provisions of the Plan and the rules, regulations and decisions of the Board and the Committee shall be construed and enforced according to the laws of the State of Colorado.

     8.6 ESTABLISHMENT OF TRUST. The Company shall establish a "rabbi" trust (the "Trust"), which shall have the following characteristics:

     (a) The Trust shall be a grantor trust, of which the Company shall be the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended,

     (b)  The Trust shall be irrevocable by the Company, and

     (c) The assets of the Trust shall be available to the Company's general creditors in the event of the Company's insolvency.

Upon the crediting of any amount under this Plan to the Deferred Compensation Account of any Participant, the Company shall contribute such amount to the Trust. The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the general creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under this Plan, but the Company's obligations under this Plan may be satisfied with assets of the Trust distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Agreement.

     8.7 DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable.
Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed the balance in the Participant's Deferred Compensation Account as of the latest Determination Date). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall reduce the benefits to be paid under this Plan.



                                      12